KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Advantus Cornerstone Fund, Inc.:

We consent to the use of our report dated November 9, 2001 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                                  KPMG LLP

Minneapolis, Minnesota
January 29, 2002